UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 15, 2008
Date of Report (Date of earliest event reported)
PHAZAR CORP
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067

(Address of principal executive offices)	(Zip Code)
(940) 325-3301
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
9.01 Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
EX-99.1 Exhibit 99.1

Item 5.02  Departure of Directors or Principal Officers; Election of Directors;                                 Appointment of Principal Officers

            On July 11, 2008, James Miles resigned as President and CEO of PHAZAR CORP in order to devote more time to other unrelated business and personal investment interests.  James Miles also resigned as Chairman of the PHAZAR CORP Board of Directors.  Mr. Miles served on the PHAZAR CORP Board of Directors since 1999.  We anticipate that the Board of Directors will in the near future appoint successors to these offices.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors;                                 Appointment of Principal Officers

            On July 11, 2008, James Miles resigned as President and CEO of PHAZAR CORP in order to devote more time to other unrelated business and personal investment interests.  James Miles also resigned as Chairman of the PHAZAR CORP Board of Directors.  Mr. Miles served on the PHAZAR CORP Board of Directors since 1999.  We anticipate that the Board of Directors will in the near future appoint successors to these offices.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors;                                 Appointment of Principal Officers

            On July 11, 2008, James Miles resigned as President and CEO of PHAZAR CORP in order to devote more time to other unrelated business and personal investment interests.  James Miles also resigned as Chairman of the PHAZAR CORP Board of Directors.  Mr. Miles served on the PHAZAR CORP Board of Directors since 1999.  We anticipate that the Board of Directors will in the near future appoint successors to these offices.

Item 9.01.     Financial Statements and Exhibits

      (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 16, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP
Date: July 16, 2008	By:	/s/

Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

EX-99.1	Exhibit 99.1